Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-114007) and Forms S-3 (No. 333-130549 and No. 333-123677) of NRG Energy, Inc. of our reports dated March 10, 2004, except as to Notes 6, 21 and 33 which are as of December 6, 2004, relating to the NRG Energy, Inc. consolidated financial statements and financial statement schedule, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 7, 2006